UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2007

Independent Bank Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	1-9047	04-2870273
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

288 Union Street, Rockland, Massachusetts		02370
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-878-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ferdinand T. Kelley, who is an Executive Vice President of Rockland Trust Company ("Rockland Trust"), the wholly-owned banking subsidiary of Independent Bank Corp. (the "Company"), has announced that he will retire. On March 12, 2007 Rockland Trust entered into an Amended Employment Agreement with Mr. Kelley in connection with his retirement, a copy of which is attached hereto as Exhibit 99.1.

Mr. Kelley’s commercial lending responsibilities will be transferred to Gerard F. Nadeau, a Senior Vice President of Rockland Trust, over the coming months. Mr. Nadeau, who is currently in charge of the Rockland Trust commercial lending region based in Brockton, Massachusetts, is an experienced commercial lender who has been employed by Rockland Trust for over 20 years.

Item 8.01 Other Events.

On March 16, 2007 the Company announced by press release its redemption of the Trust Preferred Securities of Independent Capital Trust IV. A copy of the press release is attached hereto as Exhibit 99.2.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independent Bank Corp.

March 16, 2007	By:	Denis K. Sheahan

Name: Denis K. Sheahan
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Ferdinand T. Kelley Amended Employment Agreement
99.2	Trust Preferred Securities redemption